Exhibit 10.21

OMNIAB, INC.

2022 OMNIAB SERVICE PROVIDER ASSUMED AWARD PLAN

ARTICLE ONE

GENERAL PROVISIONS

I.	PURPOSE OF THE PLAN

The Corporation is a party to the transactions contemplated by that certain Separation and Distribution Agreement, dated as of March 23, 2022, by and among Ligand, the Corporation, Avista Public Acquisition Corp. II (“Merger Parent”), and Orwell Merger Sub Inc. (collectively the “Parties”, and such agreement, as amended from time to time, the “Separation Agreement”), that certain Amended and Restated Employee Matters Agreement, dated as of August [__], 2022, by and among Ligand, the Corporation, and Merger Parent (as amended from time to time, the “Employee Matters Agreement”), and that certain Agreement and Plan of Merger, dated as of March 23, 2022, by and among the Parties (as amended from time to time, the “Merger Agreement”). As a result of the Distribution, outstanding Company Equity Awards granted under the Company Equity Plans will be adjusted into Company Equity Awards and/or SpinCo Equity Awards as set forth in Article IV of the Employee Matters Agreement.  This Plan is intended to govern the SpinCo Equity Awards held by SpinCo Service Providers assumed by the Corporation and converted into such SpinCo Equity Awards at the Distribution Time in accordance with the terms of the Employee Matters Agreement.

Pursuant to Section 4.2(d) of the Employee Matters Agreement, as of the Effective Time, each SpinCo Equity Award that is then outstanding and unexercised shall be converted into the right to receive an award relating to shares of Domesticated Parent Common Stock upon substantially the same terms and conditions as are in effect with respect to such SpinCo Equity Award immediately prior to the Effective Time (other than terms that have been rendered inoperative by the Transactions), including with respect to vesting and termination-related provisions (each, an “Adjusted Parent Equity Award”), except that such Adjusted Parent Equity Award shall be adjusted as provided in Section 4.2(d) of the Employee Matters Agreement.  As of the Effective Time, Merger Parent will assume this Plan and all outstanding SpinCo Equity Awards hereunder (which shall become Adjusted Parent Equity Awards) in accordance with the terms of Article IV of the Employee Matters Agreement.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.	STRUCTURE OF THE PLAN

A.The Plan shall be divided into three separate equity incentives programs:

1.the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

2.the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock, and

3.the Other Stock Award Program under which eligible persons may, at the discretion of the Plan Administrator, be granted restricted stock units, stock appreciation rights and dividend equivalents.

B.The provisions of Articles One, Five and Six shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.	ADMINISTRATION OF THE PLAN

A.The Primary Committee shall have sole and exclusive authority to administer the Plan with respect to Section 16 Insiders (other than non-employee Board members, whose Awards shall be administered by the full Board, as provided below). Administration of the Plan with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary Awards for members of the Primary Committee must be authorized by a disinterested majority of the Board.

B.Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

C.Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the equity incentive programs under its jurisdiction or any Award thereunder.

D.Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Awards under the Plan.

E.Notwithstanding the foregoing, the full Board shall administer the Plan with respect to any Awards to the non-employee members of the Board.  In addition, in its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Primary Committee or any Secondary Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Primary Committee.

IV.	ELIGIBILITY

A.The persons eligible to participate in the Plan are the holders of the Adjusted Awards.

B.Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine the time or times when each Adjusted Award is to become exercisable, the vesting schedule (if any) applicable to the Adjusted Award, the maximum term for which the Adjusted Award is to remain outstanding and such other terms and conditions of such Adjusted Award as the Plan Administrator determines are appropriate.

V.	STOCK SUBJECT TO THE PLAN

A.Subject to adjustment pursuant to this Section V, the number of shares of Common Stock which may be issued or transferred pursuant to Awards under the Plan is equal to the number of shares of Common Stock underlying all Adjusted Awards.

B.[Reserved]

C.[Reserved]

D.If any change is made to the Common Stock by reason of any stock split, stock or cash dividend (other than normal cash dividends), recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and the exercise or purchase price per share in effect under each outstanding Award under the Plan, and (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto). Such adjustments to the outstanding Awards are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such Awards. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

E.Subject to Article Two, Section III, Article Three, Section II and Article Four, Section V, in the event of any transaction or event described in Section V.D or any unusual or nonrecurring transactions or events affecting the Corporation, any affiliate of the Corporation, or the financial statements of the Corporation or any affiliate, or of changes in applicable laws, regulations or accounting principles, including, without limitation, a Change in Control or a Hostile Take-Over, the Plan Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Optionee’s or Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Plan Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

1.To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Optionee’s or Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section V.E the Plan Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Optionee’s or Participant’s rights, then such Award may be terminated by the Corporation without payment) or (B) the replacement of such Award with other rights or property selected by the Plan Administrator in its sole discretion;

2.To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar Awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

3.To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

4.To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable award agreement; and

5.To provide that the Award cannot vest, be exercised or become payable after such event.

F.In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Corporation assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock, for reasons of administrative convenience, the Corporation in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I.	OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A.EXERCISE PRICE.

1.The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2.The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of the documents evidencing the option, be payable in one or more of the forms specified below:

(i)cash or check made payable to the Corporation,

(ii)shares of Common Stock held by the Optionee or otherwise issuable upon exercise of the option and valued at Fair Market Value on the Exercise Date,

(iii)to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale, or

(iv)with the consent of the Plan Administrator, a promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.  Notwithstanding any other provision of the Plan to the contrary, no Optionee who is a member of the Board or an “executive officer” of the Corporation within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an option, or continue any extension of credit with respect to the exercise of an option, with a loan from the Corporation or a loan arranged by the Corporation in violation of Section 13(k) of the Exchange Act.

B.EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

C.EFFECT OF TERMINATION OF SERVICE.

1.The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i)Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii)Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.

(iii)During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

2.The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i)extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii)permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D.STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death. Non-Statutory Options shall be subject to the same restriction, except that a Non-Statutory Option may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II.	INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Five and Six shall be applicable to Incentive Options.  To the extent an option which is designated as an Incentive Option fails to meet the requirements of Section 422 of the Code, then such option shall be treated as a Non-Statutory Option.  Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A.ELIGIBILITY. Incentive Options may only be granted to Employees.

B.DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

C.10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.	CHANGE IN CONTROL/HOSTILE TAKE-OVER

A.In the event of a Change in Control, each outstanding option under the Discretionary Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of that Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall NOT become exercisable on such an accelerated basis if and to the extent: (i) such option is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout of that spread in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

B.All outstanding repurchase rights under the Discretionary Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of a Change in Control, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

C.Immediately following the consummation of the Change in Control, all outstanding options under the Discretionary Option Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

D.Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same (subject only to reduction by reason of rounding). To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

E.The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Change in Control, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock, whether or not those options are to be assumed in the Change in Control transaction or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall immediately terminate upon the consummation of the Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.

F.The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall become exercisable for all the shares of Common Stock at the time subject to those options in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control transaction in which those options do not otherwise accelerate. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

G.The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Hostile Take-Over, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Hostile Take-Over, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program and the termination of one or more of the Corporation’s outstanding repurchase rights under such program upon the subsequent termination of the Optionee’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Hostile Take-Over.

H.The portion of any Incentive Option accelerated in connection with a Change in Control or Hostile Take-Over shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the

Federal tax laws.

I.The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.	STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

A.PURCHASE PRICE.

1.The purchase price per share, if any, shall be fixed by the Plan Administrator.

2.Shares of Common Stock may be issued under the Stock Issuance Program for any form of consideration as the Plan Administrator may deem appropriate in each individual instance, including, without limitation:

(i)cash or check made payable to the Corporation, or

(ii)past services rendered to the Corporation (or any Parent or Subsidiary), or

(iii)future services to be rendered to the Corporation (or any Parent or Subsidiary).

B.RESTRICTIONS.  Shares of Common Stock issued under this Stock Issuance Program shall be subject to such restrictions on transferability and other restrictions as the Plan Administrator may impose (including, without limitation, limitations on the right to vote such shares or the right to receive dividends on such shares).  These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Plan Administrator determines at the time of the grant of the shares or thereafter. Notwithstanding the foregoing, with respect to shares of Common Stock issued under this Stock Issuance Program subject to vesting, dividends which are paid prior to vesting shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the share vests.

C.FORFEITURE.  Except as otherwise determined by the Plan Administrator at the time of the grant of the shares or thereafter, upon termination of employment or service during the applicable restriction period, shares of Common Stock issued under this Stock Issuance Program that are at that time subject to restrictions shall be forfeited; provided, however, that, the Plan Administrator may (a) provide in any award agreement that restrictions or forfeiture conditions relating to such shares will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to such shares.

II.	CHANGE IN CONTROL/HOSTILE TAKE-OVER

A.All of the Corporation’s outstanding forfeiture restrictions or repurchase rights on any shares of Common Stock issued under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those forfeiture restrictions or repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

B.The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s forfeiture restrictions or repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control transaction in which those forfeiture restrictions or repurchase rights are assigned to the successor corporation (or parent thereof) or are otherwise continued in effect.

C.The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation’s forfeiture restrictions or repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, either upon the occurrence of a Hostile Take-Over or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of that Hostile Take-Over.

III.	SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR

OTHER STOCK AWARDS PROGRAM

I.	STOCK APPRECIATION RIGHTS

A.A stock appreciation right may be granted to any eligible person selected by the Plan Administrator.  A stock appreciation right shall be subject to such terms and conditions not inconsistent with the Plan as the Plan Administrator shall impose and shall be evidenced by a stock appreciation right agreement.

B.A stock appreciation right shall entitle the Participant (or other person entitled to exercise the stock appreciation right pursuant to the Plan) to exercise all or a specified portion of the stock appreciation right (to the extent then exercisable pursuant to its terms) and to receive from the Corporation an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Common Stock on the date the stock appreciation right is exercised over (B) the Fair Market Value of the Common Stock on the date the stock appreciation right was granted and (ii) the number of shares of Common Stock with respect to which the stock appreciation right is exercised, subject to any limitations the Plan Administrator may impose.  The exercise or base price per share of a stock appreciation right shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the date the stock appreciation right was granted.

C.Subject to Section I.B above, payment of the amounts determined under Sections I.B. above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the stock appreciation right is exercised) or a combination of both, as determined by the Plan Administrator. To the extent any payment is effected in Stock, it shall be made subject to satisfaction of all provisions of Article Two above pertaining to options.

D.Each stock appreciation right shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the stock appreciation right. However, no stock appreciation right shall have a term in excess of ten (10) years measured from the date the stock appreciation right was granted.

II.	DIVIDEND EQUIVALENTS

Any eligible person selected by the Plan Administrator may be granted dividend equivalents based on the dividends declared on the shares of Common Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Plan Administrator.  Such dividend equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Plan Administrator.  Notwithstanding anything to the contrary, dividends or dividend equivalents with respect to an Award that is subject to vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the extent that the vesting conditions are subsequently satisfied and the Award vests. In addition, notwithstanding anything to the contrary, no dividend equivalents shall be payable with respect to options or stock appreciation rights.

III.	RESTRICTED STOCK UNITS

The Plan Administrator is authorized to make Awards of restricted stock units (a right to shares of Common Stock deliverable in the future) to any eligible person selected by the Plan Administrator in such amounts and subject to such terms and conditions as determined by the Plan Administrator.  At the time of grant, the Plan Administrator shall specify the date or dates on which the restricted stock units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate.  At the time of grant, the Plan Administrator shall specify the maturity date applicable to each grant of restricted stock units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee.  On the maturity date, the Corporation shall, subject to Article Six, Section V,  transfer to the Participant one unrestricted, fully transferable share of Common Stock for each restricted stock unit scheduled to be paid out on such date and not previously forfeited.

IV.	OTHER TERMS

A.Except as otherwise provided herein, the term of any award of stock appreciation rights, dividend equivalents or restricted stock units shall be set by the Plan Administrator in its discretion.

B.Except as otherwise provided herein, the Plan Administrator may establish the exercise or purchase price, if any, of any award of stock appreciation rights, dividend equivalents or restricted stock units.

C.An award of stock appreciation rights, dividend equivalents or restricted stock units shall only be exercisable or payable prior to the Participant’s termination of Service; provided, however, that the Plan Administrator in its sole and absolute discretion may provide that an award of stock appreciation rights, dividend equivalents or restricted stock units may be exercised or paid subsequent to a termination of Service, as applicable, or following a Change in Control of the Corporation, or because of the Participant’s retirement, death or disability, or otherwise.

D.Payments with respect to any Awards granted under this Article Four shall be made in cash, in Stock or a combination of both, as determined by the Committee.

E.All Awards under this Article Four shall be subject to such additional terms and conditions as determined by the Plan Administrator and shall be evidenced by an award agreement.

V.	CHANGE IN CONTROL/HOSTILE TAKE-OVER

A.In the event of a Change in Control, each outstanding Award under the Other Stock Award Program shall automatically accelerate so that each such Award shall, immediately prior to the effective date of that Change in Control, become vested and exercisable and/or payable with respect to all the shares of Common Stock at the time subject to such Award and may be exercised or paid for any or all of those shares as fully vested shares of Common Stock. However, an outstanding Award shall NOT become vested and exercisable and/or payable on such an accelerated basis if and to the extent: (i) such Award is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such Award is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares for which the Award is not otherwise at that time vested, exercisable or payable and provides for subsequent payout of that spread in accordance with the same exercise/vesting/payment schedule applicable to those Award shares or (iii) the acceleration of such Award is subject to other limitations imposed by the Plan Administrator at the time of the Award grant.

B.Immediately following the consummation of the Change in Control, all outstanding Awards under the Other Stock Award Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

C.Each Award which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Change in Control had the Award been exercised or paid immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise or purchase price payable per share under each outstanding Award, provided the aggregate exercise or purchase price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding Awards under the Other Stock Award Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

D.The Plan Administrator shall have the discretionary authority to structure one or more outstanding Awards under the Other Stock Award Program so that those Awards shall, immediately prior to the effective date of a Change in Control, become vested and exercisable and/or payable exercisable for all the shares of Common Stock at the time subject to those Awards and may be exercised or paid for any or all of those shares as fully vested shares of Common Stock, whether or not those Awards are to be assumed in the Change in Control transaction or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Other Stock Award Program so that those rights shall immediately terminate upon the consummation of the Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.

E.The Plan Administrator shall have full power and authority to structure one or more outstanding Awards under the Other Stock Award Program so that those Awards shall become vested and exercisable and/or payable for all the shares of Common Stock at the time subject to those Awards in the event the Participant’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control transaction in which those Awards do not otherwise accelerate.

F.The Plan Administrator shall have the discretionary authority to structure one or more outstanding Awards under the Other Stock Award Program so that those Awards shall, immediately prior to the effective date of a Hostile Take-Over, become vested and exercisable and/or payable for all the shares of Common Stock at the time subject to those Awards and may be exercised or paid for any or all of those shares as fully vested shares of Common Stock. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding Awards under the Other Stock Award Program upon the subsequent termination of the Optionee’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Hostile Take-Over.

G.The outstanding Awards shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE FIVE

[RESERVED]

ARTICLE SIX

MISCELLANEOUS

I.	TAX WITHHOLDING

A.The Corporation’s obligation to deliver shares of Common Stock upon the exercise, vesting or payment of Awards under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

B.The Plan Administrator may, in its discretion, provide any or all holders of Awards under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise, vesting or payment of their Awards. Such right may be provided to any such holder in either or both of the following formats:

Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise, vesting or payment of such Award, a portion of those shares with an aggregate Fair Market Value equal to the minimum required percentage of the Withholding Taxes.

Stock Delivery: The election to deliver to the Corporation, at the time the Award is exercised, vests or is paid, one or more shares of Common Stock previously acquired by such holder (other than in connection with the exercise, vesting or payment triggering the Withholding Taxes) and held for at least six (6) months (or such other period determined by the Plan Administrator) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

C.Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld or delivered by the Participant in order to satisfy the Withholding Taxes with respect to the exercise, vesting or payment of an Award shall be limited to the number of shares of Common Stock which have a Fair Market Value on the date of withholding or delivery equal to the aggregate amount of such Withholding Taxes based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income or such higher rate as may approved by the Plan Administrator (which rates shall in no event exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America)); provided, however, unless otherwise approved by the Plan Administrator, to the extent such shares of Common Stock were acquired by the Participant from the Company as compensation, the shares of Common Stock must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes; provided, further, that the number of shares of Common Stock withheld or delivered shall be rounded up to the nearest whole share sufficient to cover the Withholding Taxes to the extent rounding up to the nearest whole share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America.

II.	EFFECTIVE DATE AND TERM OF THE PLAN

A.This Plan will become effective on the Effective Date.

B.The Plan shall terminate upon the earlier to occur of (i) the termination of all Awards under the Plan, or (ii) the termination of all outstanding Awards in connection with a Change in Control. In the event of the termination of the Plan, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such Awards.

III.	AMENDMENT OF THE PLAN

The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.  Except as permitted by Article One, Section V, Article Two, Section III or Article Four, Section V in connection with a transaction specified in Article One, Section V.D or V.E (including, without limitation, any Change in Control, Hostile Take-Over, stock dividend, stock split, extraordinary cash dividend, recapitalization, combination of shares or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding options or stock appreciation rights or cancel, exchange, substitute, buyout or surrender outstanding options or stock appreciation rights in exchange for cash, other Awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights without stockholder approval.

IV.	USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

V.	REGULATORY APPROVALS

A.The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares of Common Stock under the Plan shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it and the shares of Common Stock issued pursuant to it.

B.No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of a registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq Global Market, if applicable) on which Common Stock is then listed for trading.

C.All stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Plan Administrator deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.  The Plan Administrator may place legends on any stock certificate to reference restrictions applicable to the Common Stock.  In addition to the terms and conditions provided herein, the Board may require that an Optionee or

Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Plan Administrator shall have the right to require any Optionee or Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Plan Administrator.

D.Notwithstanding any other provision of the Plan, unless otherwise determined by the Plan Administrator or required by any applicable law, rule or regulation, the Corporation shall not deliver to any Optionee or Participant certificates evidencing shares of Common Stock issued in connection with any award and instead such shares of Common Stock shall be recorded in the books of the Corporation (or, as applicable, its transfer agent or stock plan administrator).

E.In the event that the Corporation establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by an Optionee or a Participant may be permitted through the use of such an automated system.

VI.	NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or Ligand (or any Parent or Subsidiary) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

VII.	COMPLIANCE WITH SECTION 409A OF THE CODE

To the extent that the Plan Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code.  To the extent applicable, the Plan and Award agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan.  Notwithstanding any provision of the Plan to the contrary, in the event that following the adoption of the Plan the Plan Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the adoption of the Plan), the Plan Administrator may adopt such amendments to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Plan Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

VIII.	FORFEITURE AND CLAW-BACK PROVISIONS

A.Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Plan Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a participant to agree by separate written or electronic instrument, that: (1) any proceeds, gains or other economic benefit actually or constructively received by the participant upon any receipt or exercise of the Award, or upon the receipt or resale of any shares underlying the Award, must be paid to the Corporation, and (2) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (i) a termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (ii) the participant at any time, or during a specified time period, engages in any activity in competition with the Corporation, or which is inimical, contrary or harmful to the interests of the Corporation, as further defined by the Plan Administrator or (iii) the participant incurs a termination of Service for Misconduct; and

B.All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares underlying the Award) shall be subject to the applicable provisions of any claw-back policy implemented by the Corporation, whether implemented prior to or after the grant of such Award, including without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award agreement.

IX.	ADJUSTED AWARDS

A.It is the intention that each Adjusted Award shall be subject to the same terms and conditions as applied to the original Company Equity Award to which such Adjusted Award relates immediately prior to the effective time of the Distribution, as provided in this Plan and the applicable award agreement, except (i) to the extent such terms are rendered inoperative by reason of the Transactions, (ii) to reflect the adjustment of such Adjusted Award pursuant to Article IV of the Employee Matters Agreement, (iii) to reflect that the Corporation is the issuer of the Common Stock subject to the Adjusted Award, and (iv) to reflect the holder of such Adjusted Award’s status as an employee, director or consultant of the Corporation or Ligand (or their respective Parents or Subsidiaries), as applicable, following the Transactions. Nothing in this Plan or in any applicable award agreement evidencing an Adjusted Award is intended to provide the holder of any Adjusted Award with additional benefits to those that the holder had under the original Company Equity Award to which such Adjusted Award relates.  In the event of any inconsistency between the terms of an Adjusted Award and this Plan and the original Company Equity Award to which such Adjusted Award relates (and the Company Equity Plan under which it was originally granted) that provides the holder of any Adjusted Award with an additional benefit in violation of Section 424 or Section 409A of the Code, the terms of the original Company Equity Award shall be deemed to apply to such Adjusted Award so that no such additional benefit shall apply.

B.The conversion of the Adjusted Awards pursuant to the Distribution is intended to comply in all respects with the requirements of Section 424 and Section 409A of the Code, to the extent applicable, and all such provisions of this Plan, the Employee Matters Agreement and each award agreement shall be interpreted and implemented in accordance with the foregoing.

C.Notwithstanding the foregoing, with respect to any unvested Adjusted Award, if the original Company Equity Award to which such Adjusted Award relates was subject, as of immediately prior to the Distribution, to accelerated vesting provisions (i) by reference to a termination of employment or Service with Ligand (or any Parent or Subsidiary) and/or (ii) in connection with a “Change in Control” (as defined in the applicable award agreement and/or Company Equity Plan) of Ligand, then the Adjusted Award also shall be subject to such same acceleration provisions upon the Adjusted Award holder’s termination of employment or Service with the Corporation (or any Parent or Subsidiary) and/or in connection with a Change in Control.

D.In no event shall the vesting of any Adjusted Awards accelerate solely by reason of the transactions or events contemplated by any Transaction Document.

APPENDIX

The following definitions shall be in effect under the Plan:

A.	ADJUSTED AWARD shall mean a SpinCo Equity Award held by a SpinCo Service Provider that is assumed by Merger Parent at the Effective Time and becomes an Adjusted Parent Equity Award.
B.	ADJUSTED PARENT EQUITY AWARD shall have the meaning given to such term in Article One, Section I.
C.	AWARD shall mean any Adjusted Award.
D.	BOARD shall mean the Corporation’s Board of Directors.
E.	CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:
a.

a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

b.	the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation, or
c.

the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

None of the Transactions shall constitute a Change in Control.

F.	CODE shall mean the Internal Revenue Code of 1986, as amended.
G.	COMMON STOCK shall mean the Corporation’s common stock.
H.	COMPANY EQUITY AWARDS shall have the meaning set forth in the Employee Matters Agreement.
I.	COMPANY EQUITY PLANS shall have the meaning set forth in the Employee Matters Agreement.
J.

CORPORATION shall mean OmniAb, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of the Corporation which shall by appropriate action adopt or assume the Plan, including, as of the Effective Time, Merger Parent.

K.	DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under Article Two of the Plan.

L.	DISTRIBUTION shall have the meaning set forth in the Merger Agreement.
M.	DISTRIBUTION TIME shall have the meaning set forth in the Employee Matters Agreement.
N.	DOMESTICATED PARENT COMMON STOCK shall have the meaning set forth in the Merger Agreement.
O.	EFFECTIVE DATE shall mean the date immediately prior to the date on which the Distribution occurs.
P.	EFFECTIVE TIME shall have the meaning set forth in the Merger Agreement.
Q.

EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

R.	EMPLOYEE MATTERS AGREEMENT shall have the meaning given to such term in Article One, Section I.
S.	EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.
T.	FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
a.

If the Common Stock is at the time traded on the Nasdaq Global Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq Global Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

b.

If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

U.	HOSTILE TAKE-OVER shall mean a change in ownership or control of the Corporation effected through either of the following transactions:
a.

a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination, or

b.	a Hostile Tender-Offer.
O.

HOSTILE TENDER-OFFER shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

P.	INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.
Q.	INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:
a.	such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or
b.

such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

R.	LIGAND shall mean Ligand Pharmaceuticals Incorporated, a Delaware corporation.
S.	MERGER AGREEMENT shall have the meaning given to such term in Article One, Section I.
T.	MERGER PARENT shall have the meaning given to such term in Article One, Section I.
U.

MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

V.	1934 ACT shall mean the Securities Exchange Act of 1934, as amended.
W.	NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.
X.	OPTIONEE shall mean any holder of an Adjusted Award that is an option.

Y.	OTHER STOCK AWARD PROGRAM shall mean the discretionary stock award grant program in effect under Article Four of the Plan
Z.

PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

AA.	PARTICIPANT shall mean any holder of an Adjusted Award other than an option.
BB.	PARTIES shall have the meaning given to such term in Article One, Section I.
CC.

PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Awards granted to non-employee Board members, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

DD.	PLAN shall mean this 2022 OmniAb Service Provider Assumed Award Plan.
EE.

PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

FF.

PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

GG.

SECONDARY COMMITTEE shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Option Grant, Stock Issuance and Other Stock Award Programs with respect to eligible persons other than Section 16 Insiders.

HH.	SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.
II.	SEPARATION AGREEMENT shall have the meaning given to such term in Article One, Section I.
JJ.

SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

KK.	SPINCO EQUITY AWARD shall have the meaning set forth in the Employee Matters Agreement.

LL.	SPINCO SERVICE PROVIDER shall have the meaning set forth in the Employee Matters Agreement.
MM.	STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.
NN.	STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.
OO.	STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under Article Three of the Plan.
PP.

SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

QQ.

10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

RR.	TRANSACTION DOCUMENTS shall have the meaning set forth in the Merger Agreement.
SS.	TRANSACTIONS shall have the meaning set forth in the Merger Agreement.
TT.

WITHHOLDING TAXES shall mean the applicable income and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.